BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

CSC SERVICES OF NEVADA

NV

Job:C20160325-1065
March 25, 2016

Special Handling Instructions:
03-25-16 FSC/ADESG/EXP/EMAIL/ALF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amended Designation	20160134159-82	3/25/2016 11:05:13 AM	1	$175.00	$175.00
24 Hour Expedite	20160134159-82	3/25/2016 11:05:13 AM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Billed	750088	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

CSC SERVICES OF NEVADA

NV

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number 20160134159-82
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 03/25/2016 11:05 AM
	Entity Number C30388-2003

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Roomlinx, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series B Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

a) The authorized shares of Series B Preferred Stock are hereby increased from 2,000,000 to 3,000,000.

b) In accordance with such increase, the reference to 2,000,000 shares of authorized shares of Series B Preferred contained in the last sentence of the WHEREAS clause contained in the Certificate of Designation for the Series B Preferred Stock (the "COD") is hereby deleted and replaced with "3,000,000".

c) Section 1 of the Certificate of Designation is hereby deleted and replaced by the following: "Of the 5,000,000 shares of preferred stock authorized under Article Third of the Articles of Incorporation, the Corporation shall have the authority to issue 3,000,000 [CONTINUED ON THE ATTACHED RIDER]

5. Effective date of filing: (optional) March 25, 2016

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X

Signature of Officer - Christopher Broderick, Chief Operating Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

[CONTINUED FROM PAGE 1]

shares designated as Series B Convertible Preferred Stock, $1.00 Face Value, $0.20 par value per share ("Series B Preferred Stock") upon the terms, conditions, rights, preferences and limitations set forth herein.